Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Expands in the U.K. with the Acquisition of Four Mercedes-Benz Dealerships
HOUSTON, TX, July 1, 2024 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 300 automotive retailer with 206 dealerships located in the U.S. and U.K., today announced the expansion of its U.K. operations with the acquisition of four Mercedes-Benz dealerships located north of London in the county of Hertfordshire from L&L Automotive. These locations are contiguous with several other dealerships currently owned and operated by Group 1 in the U.K. and are expected to sell more than 2,800 new and used vehicle units annually. This acquisition is expected to generate $105 million in annual revenues with new cars sales recorded as net revenue under the agency model.
Group 1’s Chief Executive Officer Daryl Kenningham stated, “We are delighted to expand our relationship with Mercedes-Benz while growing our operations in the U.K. This brand is outstanding and our ability to add these dealerships to our portfolio is a very positive growth action and presents an opportunity to further drive profitable growth for our shareholders.”
Year to date 2024, Group 1 has completed $1.1 billion of acquired revenues. With the pending Inchcape U.K. dealership acquisition, which is expected to close during the third quarter of 2024, total acquired revenues are expected to be approximately $3.8 billion at the time of closing.
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 206 automotive dealerships, 270 franchises, and 42 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding, our ability to realize the anticipated benefits of the acquisition and our future financial position following such acquisition, as well as our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (b) the risk that the necessary manufacturer approvals may not be obtained; (c) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (d) the risk that the proposed acquisition will not be consummated in a timely manner; (e) risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; (f) risks related to disruption of management time from ongoing business operations due to the proposed acquisition; (g) failure to realize the benefits expected from the proposed acquisition; (h) failure to promptly and effectively integrate the acquisition; (i) the effect of the announcement of the proposed acquisition on the operating results and business of Group 1 and on its ability to retain and hire key personnel, maintain relationships with suppliers; (j) general economic and business conditions, (k) our cost of financing and the availability of credit for consumers, (l) foreign exchange controls and currency fluctuations, (m) the armed conflicts in Ukraine and the Middle East, (n) the impacts of any potential global recession, and (o) our ability to maintain sufficient liquidity to operate. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com

or

Clint Woods
Pierpont Communications, Inc.
713-627-2223
cwoods@piercom.com

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